                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

                         Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of InterWest Bancorp, Inc. and subsidiaries of our report dated November 8, 1999, except for Note 24 as to which the date is November 16, 1999, included in the 1999 Annual Report to Shareholders of InterWest Bancorp, Inc. and subsidiaries.

We also consent to the incorporation by reference in the following Registration Statements and related Prospectuses of our report dated November 8, 1999, except for Note 24 as to which the date is November 16, 1999, with respect to the consolidated financial statements of InterWest Bancorp, Inc. and subsidiaries incorporated by reference in this Annual Report (Form 10-K) for the year ended September 30, 1999, filed with the Securities and Exchange Commission.

         Registration
Form     Statement No.              Purpose
----     -------------              -------

S-8      33-99742          InterWest Bank 1984 Stock Option Plan
S-8      33-99742          InterWest Bancorp, Inc. 1993 Incentive & Non-Incentive
                           Stock Option Plans for Outside Directors
S-8      333-13191         Central Bancorporation 1992 Employee Stock Option Plan
                           & Central Bancorporation Director Stock Option Plan
S-8      333-24525         InterWest Bancorp, Inc. 1996 Outside Directors Option-for-
                           Fees Plan
S-8      333-50685         First National Bank of Port Orchard 1990 Employee &
                           Director Stock Option Plan
S-8      333-57679         Pacific Northwest Bank 1988 Stock Option Plan & Pioneer
                           Bancorp, Inc. Amended And Restated Incentive Stock Option Plan
S-8      333-65839         Kittitas Valley Bancorp 1996 Director Stock Option Plan &
                           Kittitas Valley Bancorp Employee Stock Option Plan




Seattle, Washington                                  /s/ Ernst & Young LLP
December 23, 1999